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                                                                 EXHIBIT 10.2.24

                                   ROHR, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                            TWENTY-FOURTH AMENDMENT

Pursuant to Article 6, this amendment to the Supplemental Retirement Plan is hereby adopted.

1. Pursuant to provisions of Section 1.02, the following persons are declared to be eligible to be Participants in the Plan and eligible for a benefit herender, as provided below:

     The calculation of their benefits would be based only on actual service to date of actual retirement, and all early retirement reductions under
     Section 3.02 (as applicable) shall apply.

     (a) Ron Heitman, who shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until April 1, 1995, and who will also be deemed eligible to retire on or before such date even though he is not then aged 60.

     (b) John Walsh, who will be deemed to be eligible to retire even though he does not reach age 60 as of the date of his retirement and, upon his retirement on December 1, 1995, the early retirement actuarial reduction will be calculated as if he were then age 60.

     (c) Ann Davis-McNeil, who will also be deemed eligible to retire even though she does not reach age 60 as of the date of her retirement, and upon her retirement on February 28, 1994, the early retirement actuarial reduction will be calculated as if she were then age 60.

     (d) Uwe Bockenhauer, who shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until March 1, 1997, and who will also be deemed eligible to retire on or before such date even though he is not then aged 60.

2.   A new Section 8.13 is hereby added, to read in full as follows:

     "8.13    Robert Daly
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          a.   The normal retirement benefit for which Mr. Daly is entitled under the Plan shall be established as provided at Paragraph 3.01 of the Plan; provided, however, that "two percent" for each Year of Credited Service in such paragraph shall be deleted and the percentage "three percent" shall be substituted.

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          b.   All other Benefits provided in the Plan, including Early
               Retirement, Disability Retirement and Survivor Benefits, shall be as set forth in the Plan, also based upon the above-described normal retirement benefit."


3.   In all other respects, the Plan is hereby ratified and confirmed.

     IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officers to execute this Amendment on the 3rd day of December 1993.

                                    ROHR, INC.

                                    By: R. W. Madsen
                                        ----------------------------------
                                        R. W. Madsen
                                        Vice President, General Counsel
                                        and Secretary

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